ITEM 77I
                       TERMS OF NEW OR AMENDED SECURITIES

The Prospectus and Statement of Additional Information, dated November 5, 2001, regarding Shaker Fund, post-effective amendment No. 105 to the Registrant's Registration Statement, is incorporated by reference as filed via EDGAR on November 2, 2001, accession number 0001004402-01-500277. The Registrant's 18f-3 Plan for Shaker Fund dated April 26, 2001 (as amended September 11, 2001) was filed as exhibit (n)(2) to post-effective amendment No. 105 to the Trust's Registration Statement and is incorporated by reference as filed via EDGAR on November 2, 2001, accession number 0001004402-01-500277.